CONVERSION AGREEMENT

This Conversion Agreement (“Agreement”) is entered into and effective as of August 3, 2007, by and between John McGinnis, an individual and resident of the State of California (“McGinnis”), and Clearant, Inc., a Delaware corporation with its principal place of business located at 1801 Avenue of the Stars, Suite 435, Los Angeles, CA 90067 (“Clearant”). McGinnis and Clearant are sometimes collectively referred to herein as the “Parties.”

R E C I T A L S

A. McGinnis and Clearant entered into negotiations for an agreement under which McGinnis would lend up to $700,000.00 to Clearant, subject to certain terms and conditions (the “Negotiations”);

B. On February 28, 2007, McGinnis paid to Clearant by wire transfer the sum of $200,000.00 (the “Funds”);

C. A dispute has arisen between the parties as to the status of the Negotiations and the appropriate treatment of the Funds; and

D. The Parties wish to resolve and settle all of their disputes and enter into final agreements as provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions herein stated, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Conversion of Funds. Concurrently with the execution of this Agreement, Clearant and McGinnis or a designated Affiliate shall enter into a Stock Purchase Agreement, in the form annexed hereto as Exhibit 1, for the sale of shares of common stock, $0.0001 par value per share, of Clearant (“Common Stock”) equal to the amount of the Funds, plus interest at prime rate since the date the funds were paid to Clearant, which shall be deemed paid in full. The amount of interest is $7,616.

2. Delivery of Fee Shares. As partial consideration for this Agreement, Clearant will grant 714,286 shares of Common Stock to McGinnis or a designated Affiliate who is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which shares will be deemed to be “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act.

3. Purchase of Additional Shares. Concurrently with the execution of this Agreement, Clearant and McGinnis or a designated Affiliate shall enter into a Stock Purchase Agreement, in the form annexed hereto as Exhibit 1, for the sale of Common Stock equal to $142,384, which amount shall be paid to Clearant in cash or immediately available funds as provided therein.

4. Registration Rights. Concurrently with the execution of this Agreement, Clearant and McGinnis any designated Affiliates shall enter into a Registration Rights Agreement in the form annexed hereto as Exhibit 2, pursuant to which Clearant will agree to register a portion of the Common Stock purchased under the Stock Purchase Agreements for re-sale under the Securities Act. This Agreement and Exhibits 1, 2 and 3 hereto are collectively referred to as the “Agreements.”

5. Release and Indemnification By Clearant.

Except as expressly provided in the Agreements, effective immediately upon the exchange of fully-executed counterparts of the Agreements and McGinnis’s full delivery of the payments provided for therein, Clearant, on behalf of itself and its current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, hereby releases and discharges McGinnis, and all those acting on his behalf and each of their current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, in their representative and individual capacities, from any and all debts, claims, demands, liabilities, obligations, causes of action and rights of action arising up through and including the date of this Agreement, whether known or unknown, which Clearant now owns or holds, or at any time heretofore owned or held, or may in the future hold that arise out of or relate to the Negotiations and the Funds.

Clearant agrees to indemnify, defend and hold harmless, McGinnis, his Affiliates, and each of their current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, in their representative and individual capacities, from and against any liability, claims, demands, actions, costs, demands, actions, costs, expenses, including reasonable attorneys’ fees, or causes of action whatsoever directly or indirectly arising out of or relating to any breach by Clearant of its representations, warranties and covenants herein

6. Release and Indemnification By McGinnis.

Except as expressly provided in the Agreements, effective immediately upon the exchange of fully-executed counterparts of this Agreement and Clearant’s full delivery of the shares of Common Stock, McGinnis, on behalf of himself and his Affiliates, and each of their current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, hereby releases and discharges Clearant, and all those acting on its behalf and each of their current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, in their representative and individual capacities, from any and all debts, claims, demands, liabilities, obligations, causes of action and rights of action arising up through and including the date of this Agreement, whether known or unknown, which McGinnis now owns or holds, or at any time heretofore owned or held, or may in the future hold that arise out of or relate to the Negotiations and the Funds.

McGinnis agrees to indemnify, defend and hold harmless, Clearant and each of its current and former agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, in their representative and individual capacities, from and against any liability, claims, demands, actions, costs, demands, actions, costs, expenses, including reasonable attorneys’ fees, or causes of action whatsoever directly or indirectly arising out of or relating to any breach by McGinnis of his representations, warranties and covenants herein.

4. Waiver Of California Civil Code § 1542. The Parties hereto, and each of them, hereby warrant, represent and agree that each of them is fully aware of California Civil Code § 1542 which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The Parties, and each of them, voluntarily waive the provisions of California Civil Code § 1542, and any other similar federal or state law as to any and all of the Released Matters. The Parties acknowledge that the effect and import of the provisions of the California Civil Code § 1542 has been explained to them by their counsel.

5. Mutual Representations And Warranties. In addition to any other representations and warranties contained herein, the Parties hereby represent, warrant and agree that they have the full right, power, legal capacity and authority to enter into and fully perform this Agreement.

6. No Other Actions. McGinnis and Clearant each represent and warrant to the other that to the best of his or its knowledge there are currently no other lawsuits, judicial proceedings of any kind, administrative proceedings of any kind pending or any claims (defined as any formal oral or written demand based on a cognizable legal theory made prior to and what is commonly a precursor to the commencement of a lawsuit, judicial proceeding or administrative proceeding), including with respect to the subject matter hereof, or otherwise, to which McGinnis and/or any of its employees, agents, or representatives, on the one hand, and Clearant and/or any of its employees, agents, or representatives, on the other hand, are parties.

7. General Provisions.

a. This Agreement is for the benefit of the Parties hereto and for the benefit of the individuals and entities released hereby whether or not parties hereto.

b. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any of the other provisions hereof whether or not similar, nor shall such waiver constitute a continuing waiver.

c. This Agreement shall inure to the benefit and shall be binding upon the respective successors and assigns of each of the Parties hereto.

d. All references herein to the singular shall be deemed to apply equally to the plural and vice-versa.

e. The Parties shall each bear their own attorneys’ fees and costs incurred with respect to preparation and negotiation of this Agreement.

f. The Parties acknowledge that they were represented by independent legal counsel of their own choice throughout all of the negotiations that preceded the execution of this Agreement and that they have executed this Agreement with the consent and on the advice of such independent legal counsel. The Parties further acknowledge that they and their counsel have had an adequate opportunity to make whatever inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Furthermore, the Parties, and each of them, represent and declare that they have carefully read this Agreement and know the contents hereof and that they signed the same freely and voluntarily.

g. It shall be deemed that this Agreement has been jointly drafted and composed by the respective parties to this Agreement. The terms of this Agreement shall not be interpreted or construed in favor of or against any Party on the ground that one Party was the purported draftsman hereof.

h. The Parties agree and acknowledge that if any provision of this Agreement is asserted by any Party or determined by a final judgment of a Court of competent jurisdiction to be illegal or unenforceable, such assertion or determination shall not affect the balance of this Agreement, which shall remain in full force and effect as such invalid provision shall be deemed severable.

i. This Agreement is a compromise of disputed claims and nothing herein is or shall be construed to be an admission of liability or any fact on the part of either of the Parties.

j. The Recitals are hereby incorporated by reference and, therefore, shall be part of the Agreement of the Parties.

k. This Agreement and its validity, construction and effect shall be governed by the laws of Delaware applicable to contracts wholly to be performed therein.

l. Any dispute, controversy or claim arising out of or relating to any of the Agreements or otherwise involving the Parties shall be resolved by binding arbitration before a retired judge at JAMS in Santa Monica, California. The prevailing party will be awarded reasonable attorney fees, costs and expenses. Judgment on any interim or final award may be entered in any court of competent jurisdiction.

m. The Parties, and each of them, represent and declare that each of the persons executing this Agreement is and will be duly empowered and authorized to do so.

n. This Agreement may be executed by the Parties in separate counterparts, each of which, when so executed, shall, together, constitute and be one and the same instrument. To expedite settlement, facsimile signatures of the Parties shall be acceptable.

o. No supplementation, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. The Parties hereto may amend or modify this Agreement solely by written instrument executed by the Parties.

p. Each of the Parties acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein, to induce it to execute this Agreement, and each of the Parties acknowledges that it has not executed this Agreement in reliance on any promise, representation or warranty not expressly contained herein.

q. This Agreement constitutes and contains the entire agreement and understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations and proposed agreements, written or oral, pertaining to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

/s/ John McGinnis John McGinnis
CLEARANT, INC. By: /s/ Jon M. Garfield Its: Chief Executive Officer